As filed with the Securities and Exchange Commission on December 18, 2009

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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PACIFIC ASIA PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	30-0349798
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

250 East Hartsdale Ave.

Hartsdale, New York 10530

(914) 472-6070

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Scott C. Kline, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, CA 94105-2228
(415) 983-1523

(Names, address and telephone number of agents for service)

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer 	Accelerated filer ☒

Non-accelerated filer 	Smaller reporting company 

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price (2) (3)	Amount of Registration Fee(4)
Common Stock, $0.001 par value per share	--	--	--
Preferred Stock, $0.001 par value per share
Debt Securities	--	--	--
Warrants	--	--	--
Units	--	--	--
TOTAL	$100,000,000	$100,000,000	$5,580.00

(1)
There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000.00 or its equivalent in any other currency, currency units, or composite currency or currencies. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, and such indeterminate number of warrants to purchase shares of common stock, preferred stock and/or debt securities as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. The aggregate amount of the registrant's common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.

(2)
Pursuant to General Instruction II.D. of Form S-3, the table does not specify by each class information as to the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or with other securities registered hereunder.

(3)
Subject to footnote (1), there are also being registered hereunder an indeterminate principal amount or number of shares of debt securities, preferred stock or common stock that may be issued upon conversion of, or in exchange for, debt securities or preferred stock registered hereunder or upon exercise of warrants registered hereunder, as the case may be.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all securities listed. Estimated solely for the purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

Subject to Completion, Dated December 18, 2009

$100,000,000

PACIFIC ASIA PETROLEUM, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer, issue and sell from time to time our common stock, preferred stock, debt securities, warrants or units up to $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies in one or more issuances. This prospectus provides a general description of offerings of these securities that we may undertake.

This prospectus provides you with a general description of the securities we may offer. Each time we sell shares of our securities pursuant to this prospectus, we will provide the specific terms of such offering in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference,” before you make your investment decision.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Our common stock is listed on the NYSE Amex Equities under the symbol “PAP.” On December 17, 2009, the last reported per share sale price of our common stock was $4.73.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in the securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is December 18, 2009

TABLE OF CONTENTS
Page

INFORMATION CONTAINED IN THIS PROSPECTUS	1
SUMMARY	2
RISK FACTORS	3
FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO COMBINED FIXED CHARGES	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF DEBT SECURITIES	8
DESCRIPTION OF UNITS	17
PLAN OF DISTRIBUTION	17
LEGAL MATTERS	19
EXPERTS	19
INCORPORATION BY REFERENCE	19
AVAILABLE INFORMATION	20
INDEMNIFICATION	21

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INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus. No person has been authorized to give any information or to make any representation not contained in this prospectus in connection with the offering of our securities and, if given or made, no one may rely on such unauthorized information or representations. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these securities in any jurisdiction in which such offer or solicitation may not be legally made. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

In this prospectus and any prospectus supplement, unless otherwise indicated, references in this prospectus to “China” and “PRC” are references to the People's Republic of China, references to “Hong Kong” are to the Hong Kong Special Administrative Region of China, and references to “PAP”, “we,” “us,” or “our” and the “Company” are references to the combined business of Pacific Asia Petroleum, Inc. and its wholly-owned subsidiaries and joint venture companies, including, (i) Pacific Asia Petroleum, Limited, a Hong Kong company (“PAPL”), (ii) Inner Mongolia Production Company (HK) Limited, a Hong Kong company (“IMPCO HK”), (iii) Pacific Asia Petroleum (HK) Limited, a Hong Kong company, (iv) Inner Mongolia Sunrise Petroleum Co. Ltd,, a PRC joint venture company 97% owned by IMPCO HK and 3% owned by Beijing Jinrun Hongda Technology Co., Ltd., an unaffiliated PRC corporation, (v) Pacific Asia Petroleum Energy, Ltd. (“PAPE”), a Hong Kong company 70% owned by PAP and 30% owned by Best Source Group Holdings Limited, an unaffiliated Hong Kong company, (vi) Beijing Dong Fang Ya Zhou Petroleum Technology Services Ltd., a PRC joint venture company 75.5% by PAPE and 24.5% by Mr. Li Xiangdong, and (vii) CAMAC Petroleum Limited, a Nigerian company (collectively, the “Company”).

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may offer shares of common stock, preferred stock, debt securities, warrants or units described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. Each time we offer such securities we will provide a prospectus supplement that will contain more specific information about the securities offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.” THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

SUMMARY

This summary highlights information about us and the securities being offered by this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to investing in our securities. You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

Overview of Our Business

We are a development stage company formed to develop new energy ventures, directly and through joint ventures and other partnerships in which we may participate. Members of the Company’s senior management team have experience in the fields of petroleum engineering, geology, field development and production, operations, international business development and finance. Several members of the Company’s management team have held management and executive positions with Texaco Inc. and have managed energy projects in China and elsewhere in Asia and other parts of the world. Members of the Company’s management team also have experience in oil drilling, operations, geology, engineering and sales in China’s energy sector.  The Company considers itself currently to be engaged in a single business segment--oil and gas exploration, development and production.

Corporate Structure

The following chart reflects our current corporate organizational structure:

Principal Executive Offices

The Company’s executive offices are located at 250 East Hartsdale Ave., Suite 47, Hartsdale, New York 10530. The Company also has an office located in Beijing, China. PAP may be contacted by telephone at (914) 472-6070. We maintain a website at www.papetroleum.com that contains information about us, but that information is not a part of this prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the United States Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases like “anticipate,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “target,” “expects,” “management believes,” “we believe,” “we intend,” “we may,” “we will,” “we should,” “we seek,” “we plan,” the negative of those terms, and similar words or phrases. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Statements in this prospectus and in documents incorporated into this prospectus, including those set forth below in “Risk Factors,” describe factors, among others, that could contribute to or cause these differences.

Because the factors discussed in this prospectus or incorporated by reference could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things: acquisitions; working capital; capital expenditures; research and development expenditures; investments; and repayment of debt.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table shows our ratio of earnings to combined fixed charges for the periods indicated:
	Nine Months Ended September 30,	Year Ended December 31,			From Inception (August 25, 2005) through December 31,
	2009	2008	2007	2006	2005(1)

Ratio of earnings to fixed charges:	(143)	(148)	(89)	(114)	-

(1) During period ended December 31, 2005, we did not incur any interest expense or other fixed charges, therefore, a ratio of earnings to combined fixed charges is not applicable.

We have computed the ratio of earnings to combined fixed charges set forth above by dividing losses from continuing operations by fixed charges. For the purpose of determining the ratios, earnings include pre-tax loss from continuing operations, excluding non-controlling interests and fixed charges. “Fixed charges” is primarily interest within rental expense, which is estimated to be one-third of rental expense.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, $0.001 par value per share, and 50,000,000 shares of Preferred Stock, $0.001 par value per share, of which 30,000,000 shares have been designated as “Series A Convertible Preferred Stock,” 6,291,048 of which remain issuable following the automatic conversion of 23,708,952 shares of the Company’s Series A Convertible Preferred Stock as a result of the Autoconversion (please refer to “Description of Capital Stock—Series A Convertible Preferred Stock” below). The following is a summary of the rights of the Company’s authorized capital stock:

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $0.001 per share. As of December 18, 2009, we have 44,044,127 shares of common stock issued and outstanding.

Each common share entitles the holder to one vote on all matters submitted to a vote of our stockholders. When a dividend is declared by the Company’s board of directors, all stockholders are entitled to receive a fixed dividend subject to preferences applicable to any series of preferred stock that may be issued in the future. All shares of our common stock issued by the Company are of the same class, and have equal liquidation, preference, and adjustment rights subject to preferences applicable to any series of preferred stock that may be issued in the future. Holders of outstanding shares of our common stock have no preemptive, conversion or redemptive rights.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Our independent stock transfer agent is Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, NY 10004. Their telephone number is (212) 509-4000.

Series A Convertible Preferred Stock

Pursuant to the Amended and Restated Certificate of Incorporation of PAP, dated May 2, 2007, as a result of the average closing sales price of PAP’s Common Stock exceeding $3.125 per share for twenty consecutive trading days, upon the close of trading on June 5, 2007, all of PAP’s 23,708,952 shares of issued and outstanding Series A Convertible Preferred Stock were automatically converted on a 1:1 basis into a total of 23,708,952 shares of Common Stock of PAP (the “Autoconversion”).

Undesignated Preferred Stock

Our Amended and Restated Certificate of Incorporation permits us to issue up to 50,000,000 shares of our preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders.

The rights, privileges, preferences and restrictions of any such series may be subordinated to, made pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or made senior to any of those of any present or future class or series of preferred stock or common stock. The powers, preferences, rights and qualifications, limitations and restrictions of the preferred stock or any other series of preferred stock will be fixed by the certificate of designation relating to such series and, if offered by us, will be set forth in the applicable prospectus supplement, which will specify the terms of the preferred stock, including, but not limited to:

•	the maximum number of shares in the series and the distinctive designation;

•	the terms on which dividends, if any, will be paid;

•	the terms and conditions, if any, on which the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock;

•	the voting rights, if any, of the shares of the series;

•	the rights and terms of redemption (including sinking and purchase fund provisions); and

•	the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors or any committee thereof, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of our board of directors with respect to one or more series of preferred stock, the entire voting power and all voting rights shall be vested exclusively in the common stock, and each holder of shares of our common stock who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on our books.

Anti-Takeover Provisions of Delaware Law and Charter Provisions

We are not subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;
•
upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

•
the person became an interested stockholder, on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A “business combination” generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock. Our decision to opt out of Section 203 would allow any interested stockholder to transfer shares in excess of 15% of our voting stock to a third party free of the restrictions imposed by Section 203. This could make us more vulnerable to takeovers that are completed without the approval of our board of directors and without giving us the ability to prohibit or delay such takeovers as effectively. These provisions could also limit the price that investors may be willing to pay in the future for shares of our common stock.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain various provisions intended to promote the stability of our stockholder base and render more difficult certain unsolicited or hostile attempts to take us over, that could disrupt us, divert the attention of our directors, officers and employees and adversely affect the independence and integrity of our business. These provisions include:

•
Special Meetings of Stockholders — Our Amended and Restated Bylaws provide that special meetings of the stockholders may only be called by our Chairman, our board of directors, or upon written notice to our board of directors by our stockholders holding not less than 25% of our outstanding voting capital stock.

•	Amendment of By-laws — Our Amended and Restated Bylaws may be amended by our board of directors alone.

•
Advance Notice Procedures — Our Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders. At an annual meeting, our stockholders elect a board of directors and transact such other business as may properly be brought before the meeting. By contrast, at a special meeting, our stockholders may transact only the business for the purposes specified in the notice of the meeting.

•	No cumulative voting — Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not include a provision for cumulative voting in the election of directors.

•	Vacancies — Our Amended and Restated Bylaws provide that vacancies on our board may be filled by a majority of directors in office, although less than a quorum, and not by the stockholders.

•
Preferred Stock — Our Amended and Restated Certificate of Incorporation allow us to issue up to 50,000,000 shares of undesignated preferred stock with rights senior to those of the common stock and that otherwise could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this issuance could have the effect of decreasing the market price of the common stock as well as having the anti-takeover effect discussed above.

•
Authorized but Unissued Shares — Our board of directors may cause us to issue our authorized but unissued shares of common stock in the future without stockholders' approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

  DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or traded separate and apart from the common stock, preferred stock and/or debt securities. Each series of warrants will be issued under a warrant agreement all as set forth in the prospectus supplement. A copy of the form of warrant agreement, including any form of warrant certificates representing the warrants, reflecting the provisions to be included in the warrant agreements and/or warrant certificates that will be entered into with respect to particular offerings of warrants, will be filed as an exhibit to a Form 8-K to be incorporated into the registration statement of which this prospectus constitutes a part prior to the issuance of any warrants.

The applicable prospectus supplement or term sheet will describe the terms of the warrants offered thereby, any warrant agreement relating to such warrants and the warrant certificates, including but not limited to the following:

•	the offering price or prices;

•	the aggregate amount of securities that may be purchased upon exercise of such warrants and minimum number of warrants that are exercisable;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the number of securities, if any, with which such warrants are being offered and the number of such warrants being offered with each security;

•	the date on and after which such warrants and the related securities, if any, will be transferable separately;

•
the amount of securities purchasable upon exercise of each warrant and the price at which the securities may be purchased upon such exercise, and events or conditions under which the amount of securities may be subject to adjustment;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the circumstances, if any, which will cause the warrants to be deemed to be automatically exercised;

•	any material risk factors, if any, relating to such warrants;

•	the identity of any warrant agent; and

•	any other terms of such warrants (which shall not be inconsistent with the provisions of the warrant agreement).

The terms of the warrants that we offer may or may not have the same material terms as the Company's currently outstanding warrants.

In connection with a Company private placement that closed May 7, 2007, the Company issued to certain private placement agents net-exercisable warrants to purchase an aggregate of 1,860,001 shares of Company Common Stock at prices ranging between $1.25 and $1.50 per share, which warrants will expire on May 7, 2012.  As of December 18, 2009, the Company had warrants outstanding to purchase (i) an aggregate of 1,060,888 shares of Common Stock at a price per share of $1.25; (ii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.375; and (iii) an aggregate of 200,000 shares of Common Stock at a price per share of $1.50.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, if any, on the securities purchasable upon such exercise, statutory appraisal rights or the right to vote such underlying securities.

Prospective purchasers of warrants should be aware that material U.S. federal income tax, accounting and other considerations may be applicable to instruments such as warrants.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities that we may issue. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. You should also read the indenture under which the debt securities are to be issued. We have filed a form of indenture governing different types of debt securities with the SEC as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture.

We may issue, from time to time, debt securities, in one or more series, that will consist of senior debt, senior subordinated debt or subordinated debt. We refer to the subordinated debt securities and the senior subordinated debt securities together as the subordinated securities. The debt securities that we may offer will be issued under an indenture between us and an entity, identified in the applicable prospectus supplement, as trustee. Debt securities, whether senior, senior subordinated or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part.

As you read this section, please remember that for each series of debt securities, the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in the summary below. The statement we make in this section may not apply to your debt security.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. We may, without the consent of the holders of any series, increase the principal amount of securities in that series in the future, on the same terms and conditions and with the same CUSIP numbers as that series. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics. Material U.S. federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:

•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•
the place or places where and the manner in which principal, premium or interest, if any, will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem some or all of the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•
if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	the provisions, if any, relating to any collateral provided for the debt securities;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.

The applicable prospectus supplement will present material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Senior Debt Securities

Payment of the principal of, premium and interest, if any, on senior debt securities will rank on a parity with all of our other secured/unsecured and unsubordinated debt.

Senior Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Subordinated Debt Securities

Payment of the principal of, premium and interest, if any, on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.

Conversion or Exchange Rights

Our debt securities may be convertible into or exchangeable for shares of our equity securities or other securities that are covered by this prospectus. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless (1) we will be the continuing corporation or (2) the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The term “Event of Default,” when used in the indenture, unless otherwise indicated, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer's certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture.

If an Event of Default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities of equal ranking (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of such equal ranking and not the holders of the debt securities of any one of such series of senior debt securities.

If an Event of Default with respect to any series of subordinated securities occurs and is continuing, then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated securities of equal ranking (or, if any of such subordinated securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration as to all series of equal ranking and not the holders of the debt securities of any one of such series of subordinated securities.

The holders of not less than a majority in aggregate principal amount of the debt securities of all affected series of equal ranking may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving such series.

If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of not less than a majority in principal amount of the outstanding debt securities of the affected series of equal ranking have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series of equal ranking.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Registered Global Securities and Book Entry System

The debt securities of a series may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities or in unregistered form with or without coupons. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for registered debt securities:

•
ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•
upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities represented by a registered global security will designate the accounts to be credited; and

•
ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depositary for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of such registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the relevant indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within 60 days. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium and interest, if any, on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

•
we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium and interest, if any, on all outstanding debt securities of the series;

•
we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders' U.S. federal income tax treatment of principal, premium and interest, if any, payments on the series of debt securities; and

•
in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium and interest, if any, on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•
add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•
evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•
make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of Subordinated Securities of equal ranking, as the case may be, then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium or interest, if any, is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any and all affected series of equal ranking, by notice to the relevant trustee, may on behalf of the holders of the debt securities of any and all such series of equal ranking waive any default and its consequences under the indenture except:

•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture.

Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium and interest, if any, on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

The holders of a majority in aggregate principal amount of any and all affected series of debt securities of equal ranking then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:

•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.

The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee's power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no incorporator and no past, present or future stockholder, officer or director of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any additional terms of the governing unit agreement.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

We may also sell the securities offered by this prospectus in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	The name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or re-allowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement. Any underwritten offering may be on a best efforts or a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at varying prices determined at the time of sale, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through a rights offering, forward contracts or similar arrangements. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions which underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NYSE Amex Equities. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE Amex Equities, subject to official notice of issuance. We may elect to list any series of debt securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The validity of the issuance of the securities being offered by this prospectus will be passed upon by Pillsbury Winthrop Shaw Pittman LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements appearing in our Annual Report (Form 10-K) for the years ended December 31, 2008, 2007 and 2006, and the effectiveness of our internal control over financial reporting as of December 31, 2008, have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in its reports thereon, which conclude that we maintained effective internal control over financial reporting as of December 31, 2008, based on Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.  We incorporate by reference the following documents that we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (excluding current reports or portions thereof which are furnished to but are not filed with the SEC under Items 2.02 or 7.01 of Form 8-K, unless such current reports or portions thereof specifically reference their contents as being filed): (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on February 27, 2009, as amended on April 30, 2009; (ii) our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009, filed with the SEC on May 11, 2009; (iii) our Quarterly Report on Form 10-Q for the second quarter ended June 30, 2009, filed with the SEC on August 6, 2009; (iv) our Quarterly Report on Form 10-Q for the third quarter ended September 30, 2009, filed with the SEC on November 9, 2009; (v) our Current Report on Form 8-K filed with the SEC on February 3, 2009; (vi) our Current Report on Form 8-K filed with the SEC on March 3, 2009; (vii) our Current Report on Form 8-K filed with the SEC on March 4, 2009; (viii) our Current Report on Form 8-K filed with the SEC on April 28, 2009; (ix) our Current Report on Form 8-K filed with the SEC on May 13, 2009; (x) our Current Report on Form 8-K filed with the SEC on May 15, 2009; (xi) our Current Report on Form 8-K filed with the SEC on June 23, 2009; (xii) our Current Report on Form 8-K filed with the SEC on July 29, 2009; (xiii) our Current Report on Form 8-K filed with the SEC on November 23, 2009; (xiv) the description of our common stock set forth in our registration statement on Form 8-A, filed on November 3, 2009 pursuant to Section 12(b) of the Securities Exchange Act, including any amendment or report updating such description; and (xv) all of our filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of the initial registration statement and prior to the termination of this offering.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus.  Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference in this prospectus. All documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus.  Investors should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

You should rely only upon the information incorporated by reference or provided in this prospectus or any prospectus supplement.  We have not authorized anyone else to provide you with any other information.  You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

You may request a copy of these filings, at no cost, by written or oral request made to us to the attention of:  Corporate Secretary, 250 East Hartsdale Avenue, Hartsdale, New York 10530, Tel.: (914) 472-6070. If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you request. However, we will not send exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, prospectuses and other information with the SEC. You may read and copy any materials that we file with the SEC at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains an internet website, at http://www.sec.gov, that contains our filed reports, proxy and information statements and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.chinacpby.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

We have filed a registration statement on Form S-3 with the SEC with respect to the securities offered in this offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits filed as part of the registration statement. For further information about us and the securities offered in this offering, you may refer to the registration statement and its exhibits and schedules as well as the documents described herein or incorporated herein by reference. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You can review and copy these documents at the public reference facilities maintained by the SEC or on the SEC's website as described above.

INDEMNIFICATION

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or serves or served any other enterprise as a director or officer at our request.  Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, we may provide for the indemnification of, and advancement of expenses to, any agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted.  We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

$100,000,000

PACIFIC ASIA PETROLEUM, INC.

Common Stock
Preferred Stock
Debt Securities
Warrants
Units

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the expenses to be incurred in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting discounts and commissions. All such expenses are estimates except for the SEC registration fee. The following expenses will be borne solely by the registrant.

Amount to be Paid
SEC Registration Fee (1)	$5,580.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$15,000.00
Printing Fees and Expenses	$5,000.00
Miscellaneous	$2,000.00
Total	$37,580.00

Item 15. Indemnification of Directors and Officers

Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or serves or served any other enterprise as a director or officer at our request.  Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, we may provide for the indemnification of, and advancement of expenses to, any agents of the Company (and any other persons to which Delaware law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others.  This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable.  In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant also has entered into indemnification agreements with its executive officers and directors and provides indemnity insurance pursuant to which directors and officers are indemnified or insured against liability or loss under certain circumstances which may include liability, or related loss under the Securities Act and the Exchange Act.

Item 16. Exhibits

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement. +

3.1
Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on May 3, 2007 (incorporated by reference to Exhibit 3.1 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

3.2	Amended and Restated Bylaws of the Registrant, adopted on May 7, 2007 (incorporated by reference to Exhibit 3.2 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.1	Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.1 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.2	Specimen Certificate for Registrant's Warrants (incorporated by reference to Exhibit 4.2 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.3	Form of Indenture relating to debt securities.*

4.5
Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security). +

4.6	Form of Warrant Agreement (including form of Warrant). +

4.7	Form of Unit Agreement (including form of Unit Certificate). +

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.*

12.1	Statement re: Computation of Ratios.*

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of RBSM LLP, Independent Registered Public Accounting Firm.*

24.1	Power of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.**

* Filed herewith
** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.
+ To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

Item 17. Undertakings

(a)          The undersigned hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)        To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.  Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this prospectus to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartsdale, New York, on December 18, 2009.

PACIFIC ASIA PETROLEUM, INC.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Stephen F. Groth
Stephen F. Groth
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Pacific Asia Petroleum, Inc. do hereby constitute and appoint Frank C. Ingriselli and Stephen F. Groth, and each of them, the lawful attorney and agent or attorneys and agents with power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, or either of them, determine may be necessary or advisable or required to enable Pacific Asia Petroleum, Inc. to comply with the Securities Exchange Act of 1934, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement on Form S-3. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this registration statement or amendments or supplements thereto (including registration statements filed pursuant to Rule 462(b)), and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated below.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Registration Statement on Form S-3 has been signed below by the following persons on behalf of the registrant in the capacities indicated on the 18th day of December, 2009.

SIGNATURE	CAPACITY

/s/ Frank C. Ingriselli	President, Chief Executive Officer,
Frank C. Ingriselli	Secretary and Director
(Principal Executive Officer)

/s/ Stephen F. Groth	Chief Financial Officer and Vice President
Stephen F. Groth	(Principal Financial Officer and Accounting Officer)

/s/ William E. Dozier	Director
William E. Dozier

/s/ James F. Link, Jr.	Director
James F. Link, Jr.

/s/ Elizabeth P. Smith	Director
Elizabeth P. Smith

/s/ Robert C. Stempel	Director
Robert C. Stempel

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

1.1	Underwriting Agreement. +

3.1
Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of Delaware on May 3, 2007 (incorporated by reference to Exhibit 3.1 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

3.2	Amended and Restated Bylaws of the Registrant, adopted on May 7, 2007 (incorporated by reference to Exhibit 3.2 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.1	Specimen Certificate for Registrant's Common Stock (incorporated by reference to Exhibit 4.1 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.2	Specimen Certificate for Registrant's Warrants (incorporated by reference to Exhibit 4.2 of the registration statement on Form 10-SB filed by the Registrant on August 16, 2007).

4.3	Form of Indenture relating to debt securities.

4.5
Form of Supplemental Indenture or other instrument establishing the issuance of one or more series of senior debt securities or subordinated debt securities (including the form of such debt security). +

4.6	Form of Warrant Agreement (including form of Warrant). +

4.7	Form of Unit Agreement (including form of Unit Certificate). +

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

12.1	Statement re: Computation of Ratios.

23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

23.2	Consent of RBSM LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility of the trustee for the debt securities.*

* To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.

+ To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.